Exhibit 4.2.89
                                                                  --------------

                                AMENDMENT NO. 4
                                ---------------
                                       TO
                                       --
                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

     This Amendment No. 4 (this "Amendment"), dated as of December 21, 2005, to the Securities Purchase Agreement, dated as of June 4, 2004 (the "Purchase Agreement"), as amended, is by and among Salon Media Group, Inc., a Delaware corporation (the "Company"), and the Purchasers who are signatories to the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                                    RECITALS
                                    --------

     WHEREAS, the Company has held Three Closings of the sale of Shares and issuance of the Warrants and wishes to sell additional Shares and issue additional Warrants; and

     WHEREAS, Section 9.4 of the Purchase Agreement provides that any term thereof may be amended with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Shares then outstanding; and

     WHEREAS, the Company and the undersigned Purchasers who hold at least a majority of the Common Stock issued or issuable upon conversion of the Shares currently outstanding are in favor of and consent to this Amendment.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Amendments.
          ----------

               Schedule A of the Purchase Agreement is hereby amended and restated as follows:

                                              SCHEDULE A

     Series D-1 issuance on June 4, 2004
     Purchaser                                        Purchase Price    Shares     Warrants
     ----------------------------------------------- ---------------- ---------- ------------
     John Warnock                                          249,600.00        208      402,580
     The Hambrecht 1980 Revocable Trust                    175,200.00        146      282,580
     HAMCO Capital Corporation                              50,400.00         42       81,290
     William E Mayer Holdings, Inc.                         25,200.00         21       40,645
                                                     ---------------- ---------- ------------
                                                           500,400.00        417      807,095
                                                     ================ ========== ============

     Series D-2 issuance on September 30, 2004
     Purchaser                                        Purchase Price    Shares     Warrants
     ----------------------------------------------- ---------------- ---------- ------------
     John Warnock                                          249,600.00        208      340,363
                                                     ---------------- ---------- ------------
                                                           249,600.00        208      340,363
                                                     ================ ========== ============

     Series D-2 issuance on February 2, 2005
     Purchaser                                        Purchase Price    Shares     Warrants
     ----------------------------------------------- ---------------- ---------- ------------
     The Hambrecht 1980 Revocable Trust                    225,600.00        188      307,636
     HAMCO Capital Corporation                              25,200.00         21       34,363
                                                     ---------------- ---------- ------------
                                                           250,800.00        209      341,999
                                                     ================ ========== ============

     Series D-3 issuance on December 21, 2005
     Purchaser                                        Purchase Price    Shares     Warrants
     ----------------------------------------------- ---------------- ---------- ------------
     Nancy and Timothy Armstrong                           250,800.00        209      404,516
                                                     ---------------- ---------- ------------
                                                           250,800.00        209      404,516
                                                     ================ ========== ============

     2.   General.
          -------

          (a) This Amendment shall be governed in all respects by the laws of the State of California.

          (b) This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

          (c) The Purchase Agreement, as amended by this Amendment, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by as of the date first written above.


                                    SALON MEDIA GROUP, INC.


                                    By: /s/ Elizabeth Hambrecht
                                       ---------------------------------------
                                        Elizabeth Hambrecht
                                        President & Chief Executive Officer





[Counterpart Signature Page to Amendment No. 3 to Securities Purchase Agreement]

                                        PURCHASER


                                        By: /s/ Nancy Armstrong
                                           -----------------------------------


                                        By: /s/ Timothy Armstrong
                                           -----------------------------------

                                        Name: Nancy and Timothy Armstrong

                                        Title:
                                              --------------------------------

                                        Address:
                                                ------------------------------

                                        --------------------------------------



[Counterpart Signature Page to Amendment No. 4 to Securities Purchase Agreement]